Exhibit 99.1

Unique Fabricating Announces Preliminary Unaudited Full-Year 2016 Results and Provides 2017 Guidance

2017 guidance reflects expectation for continued growth and increased market penetration; Board declares quarterly dividend

AUBURN HILLS, Mich., February 16, 2017-- Unique Fabricating, Inc. ("Unique") (NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced preliminary financial results for the fourth quarter and 12 months ended January 1, 2017.
Based on preliminary information, the Company expects:
Full Year 2016

•	Revenue of approximately $170.5 million, in line with previous guidance

•
Adjusted diluted earnings per share of approximately $0.78, compared to previous guidance of $0.88 to $0.91 reflecting the extended holiday assembly plant shutdowns at various automotive OEM’s to correct excessive inventory of certain models during the fourth quarter, the impact of stronger US currency against our hedged Mexican peso position, higher employee health care costs, and the impact of an unexpected equipment failure at one of the Company’s plants

•	Adjusted EBITDA of approximately $19.0 million, compared to previous guidance of $19.5 million to $20.0 million
Fourth Quarter 2016

•	Revenue of approximately $43.7 million

•	Adjusted diluted earnings per share of approximately $0.17

•	Adjusted EBITDA of approximately $4.3 million

“2016 was highlighted by record revenues, strong market demand, the launch of new programs and the integration of an accretive acquisition,” said John Weinhardt, Chief Executive Officer. “The investments we are making to scale our operations and manufacturing capabilities were ongoing throughout 2016 as we worked diligently to stay ahead of the demand curve, scale our production facilities and improve productivity. A key component to the management of our growth is the installation of new equipment at several of our facilities. Consistent with our capital plan, certain investments in these facilities were scheduled to occur in late 2016 and during the first half of 2017 to increase capacity and meet accelerating demand for our products. Unfortunately, in late November, we experienced an unexpected equipment failure at one of our plants. As a result, we shifted production of certain products to other facilities in order to meet our customer commitments. Because similar equipment at these other facilities were already at capacity, we were forced to utilize less efficient machines, and incur overtime labor costs, which negatively impacted our margins during the fourth quarter.”

Mr. Weinhardt added, “We have addressed these production challenges by accelerating the investments in certain equipment to optimize our costs of production and continue to deliver on our commitments to our customers. While the impact to our earnings is frustrating, it does not overshadow the strength of our sales, strong and growing demand for our products, and our overall optimism for 2017 and beyond or the dedication of our operations teams to deliver to our customers on time and with excellence.”
2017 Outlook
For the full year 2017, Unique Fabricating is providing the following guidance:

•	Full year 2017 Revenue of $183 million to $187 million

•	Full year 2017 Adjusted diluted earnings per share of $0.90 to $0.94

•	Full year 2017 Adjusted EBITDA of $22.0 million to $23.0 million
Declaration of Dividend
Unique's Board of Directors approved payment of a quarterly cash dividend of $0.15 per share on February 16, 2017. The dividend will be paid on March 7, 2017 to stockholders of record as of the close of business on February 28, 2017.
Quarterly Release and Conference Call
Unique Fabricating will provide additional information to investors when the company announces its fourth quarter and full-year 2016 results on March 9, 2017.

The Company will host a conference call and live webcast to discuss its full financial results on March 9, 2017 at 9:00 a.m. Eastern Time. To access the call, please dial 1-877-705-6003 (toll-free) or 1-201-493-6725 and reference conference ID 13655797. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12:00PM ET on March 9, 2017 until 11:59PM ET on March 16, 2017 by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international) and using the pin number 13655797.

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company's solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, reaction injection molding, and fusion molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, non-recurring integration expense, non-cash stock awards, transaction fees related to our acquisitions, and restructuring expenses. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments and certain other addbacks permitted by our senior secured credit facility. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company's 2017 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those that are discussed in our Annual Report on Form 10-K for the year ended January 3, 2016, filed with the Securities and Exchange Commission and in particular the Section entitled "Risk Factors" of the Annual Report on Form 10-K, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company's website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact: Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com

Source: Unique Fabricating, Inc.